Exhibit 10.5.1

FIRST AMENDMENT TO
AMENDED AND RESTATED DEVELOPMENT, LICENSE
AND SUPPLY AGREEMENT

April 23, 2021

This First Amendment to the Amended and Restated Development, License and Supply Agreement (this “Amendment”) between OS Therapies Incorporated, a corporation organized under the laws of the State of Delaware, having an address of 104 Tech Park Drive Cambridge, MD 21613 (the “Company”) and Advaxis, Inc., a corporation organized under the laws of the State of Delaware, having an address of 305 College Road East, Princeton, NJ 08540 (“Advaxis”) is made on the date set forth above (the “Effective Date”).

Recitals:

WHEREAS, the Company and Advaxis entered into an Amended and Restated Development, License and Supply Agreement effective as of November 13, 2020 (the “License Agreement”);

WHEREAS, the Company and Advaxis have determined that it is the best interests of both parties to extend the License Agreement;

NOW, THEREFORE, the Company and Advaxis hereby agree to amend the License Agreement as follows:

1. Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference. All initial capitalized terms and other terms not otherwise defined herein shall have the meanings ascribed to them in the License Agreement.

2. Milestone Payments. The parties agree to delete Section 6.4 of the License Agreement in its entirety and replace as follows:

a. Milestone Payments.

i) Immediately upon the first achievement of each of the events set forth below (each, a “Milestone”) OST shall notify Advaxis in writing of such occurrence, and within five (5) business days following such occurrence, OST shall pay to Advaxis the corresponding amount set forth below (each, a “Milestone Payment”) provided that OST shall have twenty (20) business days following the occurrence of the second milestone to pay to Advaxis the corresponding amount for such milestone.

Milestone		Milestone Payment
1.	OST has secured funding of at least Two Million Three Hundred Thirty-Seven Thousand Five Hundred US Dollars ($2,337,500), in the aggregate (the “Funding Milestone”)	License Commencement Payment
2.	The earlier to occur of: (A) OST having secured at least Five Million US Dollars, in the aggregate or (B) Completion of the first Clinical Trial (with “Completion” meaning that the final patient has been enrolled in first Clinical Trial).	$1,375,000
3.	The earlier to occur of: (A) receipt of Regulatory Approval from the FDA for the First Indication of the first Licensed Product or (B) Initiation of the first Registrational Trial of the first Licensed Product in the Field	$5,000,000
4.	Cumulative Net Sales of all Licensed Products in excess of Twenty Million US Dollars ($20,000,000)	$1,500,000
5.	Cumulative Net Sales of all Licensed Products in excess of Fifty Million US Dollars ($50,000,000)	$5,000,000
6.	Cumulative Net Sales of all Licensed Products in excess of One Hundred Million US Dollars ($100,000,000)	$10,000,000

ii) All Milestone Payments are non-creditable and non-refundable and shall be due and payable upon the occurrence of the corresponding date or Milestone regardless of any failure by OST to provide the notice required by Section 6.4(a). For clarity, each Milestone Payment is payable only once.

3. Except as stated in this Amendment, all other provisions of the License Agreement shall remain unchanged and continue in full force and effect.

4. The Company and Advaxis hereby ratify and confirm the License Agreement, as amended hereby, and agree that the License Agreement, as amended hereby, shall bind and inure to the benefit of the parties, and their respective successors, assigns and representatives.

5. This Amendment may be signed by facsimile and other electronically scanned signatures shall constitute original signatures for all purposes of these resolutions and a facsimile or an electronically scanned copy of these resolutions shall be deemed an original and any person may rely upon a facsimile or an electronically scanned copy of these resolutions in determining the validity of the actions taken by the parties hereunder.

6. The undersigned hereby direct that a copy of this Amendment be filed with the minutes of the proceedings of the Company and that this Amendment shall also be attached to the License Agreement of the Company.

ACKNOWLEDGED AND AGREED TO AS OF THE DATE SET FORTH ABOVE:

COMPANY:
OS THERAPIES INCORPORATED

By:	/s/ Paul Romness
	Name:	Paul Romness
	Title:	President

ADVAXIS, INC.

By:	/s/ Kenneth A. Berlin
	Name:	Kenneth A. Berlin
	Title:	President and CEO

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